 Exhibit 99.1

Mustang Bio Reports Third Quarter 2021 Financial Results and Recent Corporate Highlights

Worcester, MA – November 12, 2021 – Mustang Bio, Inc. (“Mustang”) (NASDAQ: MBIO), a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for hematologic cancers, solid tumors and rare genetic diseases, today announced financial results and recent corporate highlights for the third quarter ended September 30, 2021.

Manuel Litchman, M.D., President and Chief Executive Officer of Mustang, said, “Mustang continued to advance the development of our CAR T therapies across multiple cancers, as well as our lentiviral gene therapies, in the third quarter of 2021. In the MB-106 abstract posted earlier this month on the American Society of Hematology (“ASH2021”) Annual Meeting website, data from 16 patients further indicate that MB-106 CD20-targeted autologous CAR T cell therapy has a favorable safety profile as outpatient therapy, with compelling clinical activity, ongoing durable complete responses and a high rate of CAR T persistence. The overall response rate (“ORR”) was 94% (15/16) with a complete response (“CR”) rate of 62% (10/16). In patients with follicular lymphoma (“FL”) (n=12), ORR was 92% (11/12) and CR rate was 75% (9/12). We look forward to disclosing additional interim MB-106 clinical data at ASH2021 and to enrolling the first patient in the clinical trial under Mustang’s investigational new drug trial to further advance MB-106 for patients with relapsed or refractory B-cell non-Hodgkin lymphomas (“NHL”) or chronic lymphocytic leukemia (“CLL”).”

“Earlier this month, we also announced that Mustang received a National Cancer Institute (“NCI”) two-year grant to support our ongoing research and development of MB-106. We anticipate providing additional updates on our CAR T and gene therapy clinical programs in the coming months,” Dr. Litchman concluded.

Recent Corporate Highlights:

•	In August 2021, Mustang announced that the European Medicines Agency (“EMA”) granted PRIME designation to MB-107, its lentiviral gene therapy for the treatment of X-linked Severe Combined Immunodeficiency (“XSCID”) in newly diagnosed infants.

•	Also in August 2021, Mustang announced an exclusive license agreement with Mayo Clinic for a novel technology that may be able to transform the administration of CAR T therapies and has the potential to be used as an off-the-shelf therapy.

•	In October 2021, Christine Brown, Ph.D., Deputy Director, T Cell Therapeutics Research Laboratory and The Heritage Provider Network Professor in Immunotherapy at City of Hope, presented updated Phase 1 clinical data regarding MB-101 (IL13Rα2-targeted CAR T cells) for the treatment of glioblastoma at two scientific conferences, the First Annual Conference on CNS Clinical Trials, co-sponsored by the Society for Neuro-Oncology and American Society of Clinical Oncology, and the American Association for Cancer Research Virtual Special Conference: Brain Cancer.

•	In November 2021, Mustang announced that the company was awarded a grant of approximately $2 million from NCI of the National Institutes of Health. This two-year award will partially fund the Mustang-sponsored multicenter trial to assess the safety, tolerability and efficacy of MB-106, a CD20-targeted, autologous CAR T cell therapy for patients with NHL or CLL.

•	Also in November 2021, Mustang announced MB-106 data were selected for presentation at ASH2021 scheduled to take place in December of this year. Dr. Mazyar Shadman of Fred Hutchinson Cancer Research Center will present updated interim data from the ongoing Phase 1/2 clinical trial for NHL and CLL. A copy of the abstract can be viewed online through the ASH2021 website here. Mustang will host a key opinion leader webinar on December 16, 2021, featuring a presentation from Dr. Shadman, who will discuss interim results from the ongoing Phase 1/2 clinical trial investigating the safety and efficacy of MB-106 for NHL and CLL.

•	Earlier this week, Mustang announced the execution of an exclusive license agreement with Leiden University Medical Centre for worldwide rights to a first-in-class ex vivo lentiviral gene therapy for the treatment of RAG1 severe combined immunodeficiency (“RAG1-SCID”). The therapy, which includes low-dose conditioning prior to reinfusion of the patients’ own gene-modified blood stem cells, is currently being evaluated in a Phase 1/2 multicenter clinical trial in Europe. The ongoing clinical trial recently enrolled its first patient.

Financial Results:

•	As of September 30, 2021, Mustang’s cash and cash equivalents and restricted cash totaled $121.9 million, compared to $130.9 million at June 30, 2021, and $98.8 million as of December 31, 2020, a decrease of $9.0 million for the quarter and an increase of $23.1 million year-to-date.

•	Research and development expenses including license acquisitions were $14.7 million for the third quarter of 2021, compared to $8.3 million for the third quarter of 2020. Non-cash, stock-based expenses included in research and development were $0.7 million for the third quarter of 2021, compared to $0.3 million for the third quarter of 2020.

•	General and administrative expenses were $2.4 million for the third quarter of 2021, compared to $2.2 million for the third quarter of 2020. Non-cash, stock-based expenses included in general and administrative expenses were $0.3 million for the third quarter of 2021, compared to $0.8 million for the third quarter of 2020.

•	Net loss attributable to common stockholders was $17.0 million, or $0.19 per share, for the third quarter of 2021, compared to a net loss attributable to common stockholders of $13.0 million, or $0.23 per share, for the third quarter of 2020.

About Mustang Bio

Mustang Bio, Inc. (“Mustang”) is a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for hematologic cancers, solid tumors and rare genetic diseases. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, to fund research and development, and to outlicense or bring the technologies to market. Mustang has partnered with top medical institutions to advance the development of CAR T therapies across multiple cancers, as well as lentiviral gene therapies for severe combined immunodeficiency. Mustang is registered under the Securities Exchange Act of 1934, as amended, and files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). Mustang was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). For more information, visit www.mustangbio.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contacts:

Jaclyn Jaffe and William Begien

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com

Investor Relations Contact:

Daniel Ferry

LifeSci Advisors, LLC

(617) 430-7576

daniel@lifesciadvisors.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

MUSTANG BIO, INC.

Condensed Balance Sheets

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$120,879	$97,804
Other receivables - related party	41	15
Prepaid expenses and other current assets	1,028	1,715
Total current assets	121,948	99,534

Property, plant and equipment, net	9,418	7,529
Fixed assets - construction in process	1,019	499
Restricted cash	1,000	1,000
Other assets	254	250
Operating lease right-of-use asset, net	1,067	1,088
Total Assets	$134,706	$109,900

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$9,834	$8,747
Payables and accrued expenses - related party	296	490
Operating lease liabilities - short-term	329	278
Total current liabilities	10,459	9,515

Deferred income	270	—
Operating lease liabilities - long-term	1,763	1,950
Total Liabilities	12,492	11,465

Commitments and Contingencies

Stockholders’ Equity
Preferred stock ($0.0001 par value), 2,000,000 shares authorized, 250,000 shares of Class A preferred stock issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Common Stock ($0.0001 par value), 150,000,000 and 125,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively
Class A common shares, 845,385 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Common shares, 91,159,814 and 70,920,693 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	9	7
Common stock issuable, 13,831 and 2,103,122 shares as of September 30, 2021 and December 31, 2020, respectively	37	7,939
Additional paid-in capital	353,963	275,963
Accumulated deficit	(231,795)	(185,474)
Total Stockholders’ Equity	122,214	98,435
Total Liabilities and Stockholders’ Equity	$134,706	$109,900

MUSTANG BIO, INC.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$14,083	$7,987	$36,603	$27,131
Research and development – licenses acquired	630	287	1,630	1,837
General and administrative	2,364	2,153	8,371	7,100
Total operating expenses	17,077	10,427	46,604	36,068
Loss from operations	(17,077)	(10,427)	(46,604)	(36,068)

Other income (expense)
Interest income	75	162	294	567
Interest expense	(3)	(2,687)	(11)	(3,906)
Total other income (expense)	72	(2,525)	283	(3,339)
Net Loss	$(17,005)	$(12,952)	$(46,321)	$(39,407)

Net loss per common share outstanding, basic and diluted	$(0.19)	$(0.23)	$(0.54)	$(0.82)

Weighted average number of common shares outstanding, basic and diluted	91,136,969	57,253,715	86,487,092	48,116,158